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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 expected to be filed with the Securities and Exchange Commission on or about April 1, 2004 of our report dated January 23, 2004, except for Note 14, as to which the date is March 30, 2004, with respect to the financial statements of Santarus, Inc. for the year ended December 31, 2003, included in its Registration Statement on Form S-1 (No. 333-111515) and related Prospectus, as amended.


                                        /S/ ERNST & YOUNG LLP

San Diego, California
March 30, 2004